UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2012
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

On February 14, 2012, RF Micro Devices, Inc. ("RFMD") entered into a Retirement and Transition Agreement (the "Agreement"), dated effective as of February 29, 2012 (the "Retirement Date") with Robert M. Van Buskirk, Corporate Vice President of RFMD's Compound Semiconductor Group ("CSG").  Under the Agreement, Mr. Van Buskirk will retire from RFMD effective as of the Retirement Date.

The Agreement does not provide for the payment of any severance, bonus or other cash compensation to Mr. Van Buskirk as a result of his retirement other than payment of his salary through the Retirement Date and payment for any unused paid time off credits consistent with RFMD's policy.  Any performance-based restricted stock awards ("RSAs") granted to Mr. Van Buskirk under the 2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended (the "2003 Plan") will cease to vest as of the Retirement Date and will be forfeited in accordance with the terms of the 2003 Plan.

Pursuant to the Agreement, any service-based RSAs granted to Mr. Van Buskirk under the 2003 Plan will continue to vest following his retirement in accordance with the terms of the 2003 Plan and the applicable award agreement, subject to Mr. Van Buskirk's compliance with his obligations to RFMD under the Retirement Agreement and his existing noncompetition and nonsolicitation agreements with RFMD.  As of the Retirement Date, Mr. Van Buskirk holds an aggregate of 218,100 unvested service-based RSAs.  If Mr. Van Buskirk violates these terms during the first year of his retirement, he will forfeit any remaining unvested RSAs and any shares of common stock he received from RSAs vesting after his retirement and will be required to repay any gain he may realize on the sale of such shares.

The foregoing summary of the terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.             Description of Exhibit

    10.1                     Retirement and Transition Agreement, dated effective as of February 29, 2012, between Robert M. Van Buskirk and RF Micro Devices, Inc.

    99.1                    Press release, dated February 16, 2012, announcing the retirement of Robert M.
                                Van Buskirk

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By: /s/ William A. Priddy, Jr.
                                                                                         William A. Priddy, Jr.
                                                                                         Chief Financial Officer, Corporate Vice President
                                                                                         of Administration and Secretary

Date:    February 16, 2012

EXHIBIT INDEX

Exhibit No.           Description of Exhibit

    10.1                   Retirement and Transition Agreement, dated effective as of February 29, 2012, between Robert M. Van Buskirk and RF Micro Devices, Inc.

    99.1                  Press release, dated February 16, 2012, announcing the retirement of Robert M.
                              Van Buskirk